Exhibit 99.1

Waterstone Financial, Inc. Announces Results of Operations for the Quarter and Six Months Ended June 30, 2024.

WAUWATOSA, WI – 7/25/2024 – Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported net income of $5.7 million, or $0.31 per diluted share, for the quarter ended June 30, 2024 compared to net income of $4.0 million, or $0.20 per diluted share for the quarter ended June 30, 2023.  Net income per diluted share was $0.47 for the six months ended June 30, 2024 compared to net income per diluted share of $0.30 for the six months ended June 30, 2023.

“The results this quarter reflect our continued efforts over the past year to improve efficiencies at the Mortgage Banking segment.” said William Bruss, Chief Executive Officer of Waterstone Financial, Inc.  "While our results have improved, we continue to face many challenges within the Mortgage Banking segment, as the mortgage banking industry continues to face unknown variables driven by consumer demand, affordable inventory, and interest rates.  The Community Banking segment continues to deal with margin pressure, as short-term funding rates remain elevated due to the restrictive monetary policy of the Federal Reserve.  Throughout this challenging period, we have maintained a robust share repurchase program that continues to return strong value to shareholders through repurchase activity that is accretive to book value."

Highlights of the Quarter Ended June 30, 2024

Waterstone Financial, Inc. (Consolidated)

●	Consolidated net income of Waterstone Financial, Inc. totaled $5.7 million for the quarter ended June 30, 2024, compared to net income of $4.0 million for the quarter ended June 30, 2023.
●	Consolidated return on average assets was 1.02% for the quarter ended June 30, 2024 compared to 0.74% for the quarter ended June 30, 2023.
●	Consolidated return on average equity was 6.84% for the quarter ended June 30, 2024 and 4.41% for the quarter ended June 30, 2023.
●	Dividends declared during the quarter ended June 30, 2024 totaled $0.15 per common share.
●	During the quarter ended June 30, 2024, we repurchased approximately 481,000 shares at a cost (including the federal excise tax) of $5.8 million, or $11.99 per share. This share repurchase activity was accretive to book value per share in the amount of $0.13 during the quarter ended June 30, 2024.
●	Nonperforming assets as a percentage of total assets was 0.25% at June 30, 2024, 0.23% at March 31, 2024, and 0.19% at June 30, 2023.
●	Past due loans as a percentage of total loans was 0.76% at June 30, 2024, 0.64% at March 31, 2024, and 0.50% at June 30, 2023.
●	Book value per share was $17.20 at June 30, 2024 and $16.94 at December 31, 2023.

Community Banking Segment

●	Pre-tax income totaled $5.1 million for the quarter ended June 30, 2024, which represents a $1.3 million, or 20.5%, decrease compared to $6.4 million for the quarter ended June 30, 2023.
●	Net interest income totaled $11.2 million for the quarter ended June 30, 2024, which represents a $2.0 million, or 15.1%, decrease compared to $13.2 million for the quarter ended June 30, 2023.
●	Average loans held for investment totaled $1.67 billion during the quarter ended June 30, 2024, which represents an increase of $81.6 million, or 5.1%, compared to $1.59 billion for the quarter ended June 30, 2023. The increase was primarily due to increases in the construction and commercial real estate mortgages. Average loans held for investment increased $4.1 million compared to $1.66 billion for the quarter ended March 31, 2024. The increase was primarily due to increases in construction and commercial real estate mortgages.
●	Net interest margin decreased 46 basis points to 2.01% for the quarter ended June 30, 2024 compared to 2.47% for the quarter ended June 30, 2023, which was a result of an increase in weighted average cost of deposits and borrowings as the federal funds rate increases resulted in increased funding rates. Net interest margin decreased 14 basis points compared to 2.15% for the quarter ended March 31, 2024, driven by an increase in weighted average cost of deposits and borrowings as the short term borrowing rates increased resulted in increased funding rates.
●	Past due loans at the community banking segment totaled $9.3 million at June 30, 2024, $8.1 million at March 31, 2024, and $5.7 million at June 30, 2023.

●

The segment had a negative provision for credit losses related to funded loans of $197,000 for the quarter ended June 30, 2024 compared to a provision for credit losses related to funded loans of $619,000 for the quarter ended June 30, 2023.  The current quarter decrease was primarily due to decrease to historical loss rates and improvements in certain internal asset quality metrics offset by an adjustment in the qualitative factors primarily related to increases in economic risks related to commercial real estate loans during the quarter. The negative provision for credit losses related to unfunded loan commitments was $82,000 for the quarter ended June 30, 2024 compared to a negative provision for credit losses related to unfunded loan commitments of $462,000 for the quarter ended June 30, 2023. The negative provision for credit losses related to unfunded loan commitments for the quarter ended June 30, 2024 was due primarily to a decrease of loans that are currently waiting to be funded compared to the prior quarter end.

●	The efficiency ratio, a non-GAAP ratio, was 62.37% for the quarter ended June 30, 2024, compared to 55.81% for the quarter ended June 30, 2023.
●	Average deposits (excluding escrow accounts) totaled $1.22 billion during the quarter ended June 30, 2024, an increase of $35.7 million, or 3.0%, compared to $1.18 billion during the quarter ended June 30, 2023. Average deposits increased $28.8 million, or 9.7% annualized, compared to $1.19 billion for the quarter ended March 31, 2024.

Mortgage Banking Segment

●	Pre-tax income totaled $2.0 million for the quarter ended June 30, 2024, compared to $1.4 million of pre-tax loss for the quarter ended June 30, 2023.
●	Loan originations increased $10.8 million, or 1.7%, to $634.1 million during the quarter ended June 30, 2024, compared to $623.3 million during the quarter ended June 30, 2023. Origination volume relative to purchase activity accounted for 92.7% of originations for the quarter ended June 30, 2024 compared to 96.4% of total originations for the quarter ended June 30, 2023.
●	Mortgage banking non-interest income increased $2.0 million, or 8.9%, to $25.1 million for the quarter ended June 30, 2024, compared to $23.0 million for the quarter ended June 30, 2023.
●	Gross margin on loans sold totaled 3.93% for the quarter ended June 30, 2024, compared to 3.73% for the quarter ended June 30, 2023.
●	During the quarter ended June 30, 2024, the Company sold mortgage servicing rights related to $233.1 million in loans receivable and with a book value of $2.0 million for $2.1 million resulting in a gain on sale of $152,000. There was no comparable sale during the quarter ended June 30, 2023.
●	Total compensation, payroll taxes and other employee benefits decreased $1.0 million, or 5.8%, to $16.9 million during the quarter ended June 30, 2024 compared to $17.9 million during the quarter ended June 30, 2023. The decrease primarily related to decreased salary expense and health insurance expense driven by reduced employee headcount and lower claims.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. is the savings and loan holding company for WaterStone Bank. WaterStone Bank was established in 1921 and offers a full suite of personal and business banking products. The Bank has branches in Wauwatosa/State St, Brookfield, Fox Point/North Shore, Franklin/Hales Corners, Germantown/Menomonee Falls, Greenfield/Loomis Rd, Milwaukee/Oklahoma Ave, Oak Creek/27th St, Oak Creek/Howell Ave, Oconomowoc/Lake Country, Pewaukee, Waukesha, West Allis/Greenfield Ave, and West Allis/National Ave, Wisconsin. WaterStone Bank is the parent company to Waterstone Mortgage, which has the ability to lend in 48 states. For more information about WaterStone Bank, go to http://www.wsbonline.com.

Forward-Looking Statements

This press release contains statements or information that may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates” or “believes.”  Any such statements are based upon current expectations that involve a number of risks and uncertainties and are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  Factors that might cause such a difference include changes in interest rates; demand for products and services; the degree of competition by traditional and nontraditional competitors; changes in banking regulation or actions by bank regulators; changes in tax laws; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in local real estate values; changes in the national and local economies; and other factors, including risk factors referenced in Item 1A. Risk Factors in Waterstone’s most recent Annual Report on Form 10-K and as may be described from time to time in Waterstone’s subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone’s belief as of the date of this press release.

Non-GAAP Financial Measures

Management uses non-GAAP financial information in its analysis of the Company's performance. Management believes that this non-GAAP measure provides a greater understanding of ongoing operations and enhance comparability of results of operations with prior periods. The Company’s management believes that investors may use this non-GAAP measure to analyze the Company's financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results.  Limitations associated with non-GAAP financial measures include the risks that persons might disagree as to the appropriateness of items included in this measure and that different companies might calculate this measure differently.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2024	2023	2024	2023
	(In Thousands, except per share amounts)
Interest income:
Loans	$25,601	$22,150	$50,085	$42,035
Mortgage-related securities	1,125	969	2,223	1,912
Debt securities, federal funds sold and short-term investments	1,294	1,128	2,617	2,190
Total interest income	28,020	24,247	54,925	46,137
Interest expense:
Deposits	9,716	5,955	18,686	10,043
Borrowings	7,625	5,617	14,423	9,624
Total interest expense	17,341	11,572	33,109	19,667
Net interest income	10,679	12,675	21,816	26,470
Provision (credit) for credit losses	(225)	186	(158)	646
Net interest income after provision (credit) for loan losses	10,904	12,489	21,974	25,824
Noninterest income:
Service charges on loans and deposits	465	611	889	1,041
Increase in cash surrender value of life insurance	804	714	1,152	1,039
Mortgage banking income	24,838	21,914	44,906	38,684
Other	390	286	798	1,315
Total noninterest income	26,497	23,525	47,745	42,079
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	21,762	22,395	41,638	42,447
Occupancy, office furniture, and equipment	2,029	2,046	4,137	4,309
Advertising	987	944	1,901	1,833
Data processing	1,242	1,090	2,448	2,212
Communications	240	225	466	476
Professional fees	758	618	1,501	1,034
Real estate owned	1	1	14	2
Loan processing expense	861	932	1,907	1,950
Other	2,379	2,671	3,797	5,766
Total noninterest expenses	30,259	30,922	57,809	60,029
Income before income taxes	7,142	5,092	11,910	7,874
Income tax expense	1,430	1,085	3,160	1,712
Net income	$5,712	$4,007	$8,750	$6,162
Income per share:
Basic	$0.31	$0.20	$0.47	$0.30
Diluted	$0.31	$0.20	$0.47	$0.30
Weighted average shares outstanding:
Basic	18,524	20,384	18,772	20,635
Diluted	18,568	20,431	18,802	20,702

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	June 30,	December 31,
	2024	2023
	(Unaudited)
Assets	(In Thousands, except per share amounts)
Cash	$36,177	$30,667
Federal funds sold	4,873	5,493
Interest-earning deposits in other financial institutions and other short term investments	266	261
Cash and cash equivalents	41,316	36,421
Securities available for sale (at fair value)	204,835	204,907
Loans held for sale (at fair value)	222,756	164,993
Loans receivable	1,678,767	1,664,215
Less: Allowance for credit losses ("ACL") - loans	18,414	18,549
Loans receivable, net	1,660,353	1,645,666

Office properties and equipment, net	19,663	19,995
Federal Home Loan Bank stock (at cost)	23,220	20,880
Cash surrender value of life insurance	69,191	67,859
Real estate owned, net	145	254
Prepaid expenses and other assets	48,135	52,414
Total assets	$2,289,614	$2,213,389

Liabilities and Shareholders' Equity
Liabilities:
Demand deposits	$182,628	$187,107
Money market and savings deposits	274,685	273,233
Time deposits	766,610	730,284
Total deposits	1,223,923	1,190,624

Borrowings	660,824	611,054
Advance payments by borrowers for taxes	21,136	6,607
Other liabilities	48,785	61,048
Total liabilities	1,954,668	1,869,333

Shareholders' equity:
Preferred stock	-	-
Common stock	195	203
Additional paid-in capital	92,964	103,908
Retained earnings	272,778	269,606
Unearned ESOP shares	(11,276)	(11,869)
Accumulated other comprehensive loss, net of taxes	(19,715)	(17,792)
Total shareholders' equity	334,946	344,056
Total liabilities and shareholders' equity	$2,289,614	$2,213,389

Share Information
Shares outstanding	19,479	20,315
Book value per share	$17.20	$16.94

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023
	(Dollars in Thousands, except per share amounts)
Condensed Results of Operations:
Net interest income	$10,679	$11,137	$11,756	$11,989	$12,675
Provision (credit) for credit losses	(225)	67	(435)	445	186
Total noninterest income	26,497	21,248	16,876	22,230	23,525
Total noninterest expense	30,259	27,550	29,662	30,021	30,922
Income (loss) before income taxes (benefit)	7,142	4,768	(595)	3,753	5,092
Income tax expense (benefit)	1,430	1,730	(555)	500	1,085
Net income (loss)	$5,712	$3,038	$(40)	$3,253	$4,007
Income (loss) per share – basic	$0.31	$0.16	$(0.00)	$0.16	$0.20
Income (loss) per share – diluted	$0.31	$0.16	$(0.00)	$0.16	$0.20
Dividends declared per common share	$0.15	$0.15	$0.15	$0.15	$0.20

Performance Ratios (annualized):
Return on average assets - QTD	1.02%	0.56%	(0.01)%	0.58%	0.74%
Return on average equity - QTD	6.84%	3.56%	(0.05)%	3.63%	4.41%
Net interest margin - QTD	2.01%	2.15%	2.25%	2.26%	2.47%

Return on average assets - YTD	0.79%	0.56%	0.44%	0.59%	0.59%
Return on average equity - YTD	5.17%	3.56%	2.62%	3.46%	3.37%
Net interest margin - YTD	2.08%	2.15%	2.46%	2.53%	2.67%

Asset Quality Ratios:
Past due loans to total loans	0.76%	0.64%	0.68%	0.53%	0.50%
Nonaccrual loans to total loans	0.33%	0.29%	0.29%	0.25%	0.26%
Nonperforming assets to total assets	0.25%	0.23%	0.23%	0.20%	0.19%
Allowance for credit losses - loans to loans receivable	1.10%	1.11%	1.11%	1.12%	1.14%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

SUMMARY OF QUARTERLY AVERAGE BALANCES AND YIELD/COSTS

(Unaudited)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023
Average balances	(Dollars in Thousands)
Interest-earning assets
Loans receivable and held for sale	$1,859,608	$1,805,102	$1,797,988	$1,797,233	$1,759,001
Mortgage related securities	171,895	172,077	172,863	174,202	171,938
Debt securities, federal funds sold and short term investments	107,992	110,431	106,504	132,935	123,195
Total interest-earning assets	2,139,495	2,087,610	2,077,355	2,104,370	2,054,134
Noninterest-earning assets	104,019	103,815	105,073	105,714	108,320
Total assets	$2,243,514	$2,191,425	$2,182,428	$2,210,084	$2,162,454

Interest-bearing liabilities
Demand accounts	$91,300	$87,393	$91,868	$90,623	$69,147
Money market, savings, and escrow accounts	293,483	281,171	302,121	306,806	305,576
Certificates of deposit	758,252	739,543	735,418	719,708	695,310
Total interest-bearing deposits	1,143,035	1,108,107	1,129,407	1,117,137	1,070,033
Borrowings	622,771	602,724	549,210	584,764	551,545
Total interest-bearing liabilities	1,765,806	1,710,831	1,678,617	1,701,901	1,621,578
Noninterest-bearing demand deposits	93,637	92,129	102,261	106,042	130,291
Noninterest-bearing liabilities	48,315	45,484	56,859	46,805	46,446
Total liabilities	1,907,758	1,848,444	1,837,737	1,854,748	1,798,315
Equity	335,756	342,981	344,691	355,336	364,139
Total liabilities and equity	$2,243,514	$2,191,425	$2,182,428	$2,210,084	$2,162,454

Average Yield/Costs (annualized)
Loans receivable and held for sale	5.54%	5.46%	5.36%	5.26%	5.05%
Mortgage related securities	2.63%	2.57%	2.48%	2.41%	2.26%
Debt securities, federal funds sold and short term investments	4.82%	4.82%	4.94%	4.45%	3.67%
Total interest-earning assets	5.27%	5.18%	5.10%	4.97%	4.73%

Demand accounts	0.11%	0.11%	0.11%	0.11%	0.09%
Money market and savings accounts	1.89%	1.79%	1.64%	1.54%	1.42%
Certificates of deposit	4.41%	4.19%	3.76%	3.43%	2.80%
Total interest-bearing deposits	3.42%	3.26%	2.90%	2.64%	2.23%
Borrowings	4.92%	4.54%	4.83%	4.71%	4.08%
Total interest-bearing liabilities	3.95%	3.71%	3.53%	3.35%	2.86%

COMMUNITY BANKING SEGMENT

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$11,234	$11,598	$12,056	$12,431	$13,238
Provision (credit) for credit losses	(279)	105	(550)	445	158
Total noninterest income	1,491	990	894	966	1,540
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	5,116	5,360	5,397	4,618	4,683
Occupancy, office furniture and equipment	983	1,000	916	852	873
Advertising	229	174	363	200	230
Data processing	687	693	626	672	602
Communications	72	65	75	70	72
Professional fees	177	208	186	176	146
Real estate owned	1	13	1	1	1
Loan processing expense	-	-	-	-	-
Other	672	691	628	703	1,641
Total noninterest expense	7,937	8,204	8,192	7,292	8,248
Income before income taxes	5,067	4,279	5,308	5,660	6,372
Income tax expense	718	1,639	1,234	1,121	1,182
Net income	$4,349	$2,640	$4,074	$4,539	$5,190

Efficiency ratio - QTD (non-GAAP)	62.37%	65.17%	63.26%	54.43%	55.81%
Efficiency ratio - YTD (non-GAAP)	63.77%	65.17%	56.86%	54.94%	55.17%

MORTGAGE BANKING SEGMENT

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest loss	$(552)	$(541)	$(367)	$(550)	$(622)
Provision for credit losses	54	(38)	115	-	28
Total noninterest income	25,081	20,328	16,028	21,452	23,041
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	16,886	14,756	14,881	17,186	17,929
Occupancy, office furniture and equipment	1,046	1,108	1,105	1,141	1,173
Advertising	758	740	667	716	714
Data processing	549	508	583	551	480
Communications	168	161	194	173	153
Professional fees	569	520	704	564	466
Real estate owned	-	-	-	-	-
Loan processing expense	861	1,046	756	722	932
Other	1,641	617	2,701	1,935	1,914
Total noninterest expense	22,478	19,456	21,591	22,988	23,761
Income (loss) before income taxes (benefit)	1,997	369	(6,045)	(2,086)	(1,370)
Income tax expense (benefit)	684	71	(1,827)	(657)	(126)
Net income (loss)	$1,313	$298	$(4,218)	$(1,429)	$(1,244)

Efficiency ratio - QTD (non-GAAP)	91.64%	98.33%	137.86%	109.98%	105.99%
Efficiency ratio - YTD (non-GAAP)	94.62%	98.33%	116.99%	111.63%	112.49%

Loan originations	$634,109	$485,109	$458,363	$597,562	$623,342
Purchase	92.7%	93.0%	95.7%	95.4%	96.4%
Refinance	7.3%	7.0%	4.3%	4.6%	3.6%
Gross margin on loans sold(1)	3.93%	4.10%	3.51%	3.62%	3.73%

(1) Gross margin on loans sold equals mortgage banking income (excluding the change in interest rate lock value) divided by total loan originations